UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 4, 2021

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Address of principal executive offices, including Zip Code)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On August 6, 2021, Slinger Bag Inc. (the “Company”) consummated the closing (the “Closing”) of a private placement offering (the “Offering”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of August 6, 2021 (the “Purchase Agreement”), between the Company and certain accredited investors (the “Purchasers”). At the Closing, the Company sold to the Purchasers (i) 8% Senior Convertible Note (the “Notes”) in an aggregate principal amount of $11,000,000 and (ii) warrants (the “Warrants” and together with the Notes, the “Securities”) to purchase up to 7,333,334 shares of common stock of the Company (the “Warrant Shares”). The Company received an aggregate of $11,000,000 in gross proceeds at the Offering, before deducting offering expenses and commissions.

The Company agreed to use the net proceeds from the sale of the Securities for working capital purposes and to pay 100% of the outstanding principal amount and accrued interest through August 6, 2021 of the $2,000,000 secured term promissory note dated April 15, 2021 that bears interest at the rate of 15% per annum (the “Loan”) to SB Invesco LLC, a Wyoming limited liability company and not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than the Loan and the payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement), (c) for the settlement of any outstanding litigation, (d) in violation of FCPA or OFAC regulations or (e) to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the United States Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock.

In connection with the Closing, Spartan Capital Securities, LLC acted as the lead placement agent for the Offering and Revere Securitas LLC served as co-placement agent for the Offering.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and Purchasers and customary closing conditions, indemnification rights, and other obligations of the parties.

Notes

The Notes mature on August 6, 2022 (the “Maturity Date”) and bear interest at 8% per annum payable on each conversion date (as to that principal amount then being converted), on each redemption date as well as mandatory redemption date (as to that principal amount then being redeemed) and on the Maturity Date, in cash. The Notes are convertible into shares of the Company’s common stock at any time following the date of issuance and prior to Mandatory Conversion (as defined in the Notes) at the conversion price equal to the lesser of: (i) $3.00, subject to adjustment set forth in the Notes and (ii) in the case of an uplist to the NASDAQ, the Uplist Conversion Price (as defined in the Notes) of the Company’s common stock during the 2 Trading Day (as defined in the Notes) period after each conversion date; provided, however, that at any time from and after December 31, 2021 or an Event of Default (as defined in the Notes), the holder of the Notes may, by delivery of written notice to the Company, elect to cause all, or any part, of the Notes to be converted, at any time thereafter, each an “Alternate Conversion”, pursuant to the Section 4(f) of the Notes, all, or any part of, the then outstanding aggregate principal amount of this Notes into shares of Common Stock at the Alternate Conversion price. The Notes rank pari passu with all other Notes now or thereafter issued under the terms set forth in the Notes. The Notes contain certain price protection provisions providing for adjustment of the number of shares of common stock issuable upon conversion of the Notes in case of certain future dilutive events or stock-splits and dividends.

Warrants

The Warrants are exercisable for five years from August 6, 2021, at an exercise price equal to the lesser of $3.00 or a 20% discount to the public offering price that a share of the Company’s common stock or unit (if units are offered) is offered to the public resulting in the commencement of trading of the Company’s common stock on the NASDAQ, New York Stock Exchange or NYSE American. The Warrants contain certain price protection provisions providing for adjustment of the amount of securities issuable upon exercise of the Warrants in case of certain future dilutive events or stock-splits and dividends.

Subsidiary Guarantee

The Company’s obligations under the Purchase Agreement and under the Notes are guaranteed by the Subsidiaries pursuant to a Subsidiary Guarantee, dated August 6, 2021 (the “Subsidiary Guarantee”) by and between Guarantors (as defined in the Subsidiary Guarantee) and the Purchasers. The Company’s obligations under the Notes are jointly and severally, unconditionally and irrevocably guaranteed by the Subsidiaries having that executed the Subsidiary Guarantee.

Registration Rights Agreement

The Purchase Agreement provides that the Company and the Purchasers shall enter into a registration rights agreement (the “Registration Rights Agreement”), providing for the registration of the shares of common stock issued and issuable pursuant to the terms of the Notes and the Warrants without respect to any limitation or restriction on the conversion of the Notes or exercise of Warrants. The Registration Rights Agreement provides that the Company shall file a registration statement covering the shares underlying the Notes or Warrants with the Securities and Exchange Commission (“SEC”) and have the registration statement declared effective by the SEC within ninety (90) days of the Closing.

The Offering

The Securities have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements. The issuance and sale of the Securities made in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. No form of general solicitation or general advertising was conducted in connection with the issuance. The Securities contain (or will contain, where applicable) restrictive legends preventing the sale, transfer, or other disposition of such securities, unless registered under the Securities Act, or pursuant to an exemption therefrom. The disclosure contained in this Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, and is made only as required under applicable rules for filing current reports with the SEC.

The foregoing description of the terms of the Notes, the Purchase Agreement, the Warrants, the Subsidiary Guarantee, the Registration Rights Agreement, and the Loan Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the form of Notes, the form of Purchase Agreement, the form of Warrants, the form of Subsidiary Guarantee, the form of Registration Rights Agreement, and the Loan Agreement which are included as Exhibits, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Ontario Note

On August 4, 2021, the Company, entered into a loan agreement (the “Loan Agreement”) with 2622325 Ontario Limited (the “Lender”) for a $500,000 loan in cash (the “Ontario Loan”) that will bear interest at a rate of 12% per annum and is to be repaid within 30 days of receipt of the Ontario Loan proceeds or such other date as may be accepted by the Lender in writing. The Company is not permitted to make any distribution or pay any dividend unless or until the Ontario Loan is repaid in full.

The foregoing summary of the Loan Agreement is subject to the full terms of the Loan Agreement, a copy of which is attached to this report as Exhibit 10.5.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report.

Exhibit No.	Description
4.1	Form of 8% Senior Convertible Notes*
10.1	Form of Securities Purchase Agreement*
10.2	Form of Warrant
10.3	Subsidiary Guarantee*
10.4 10.5	Form of Registration Rights Agreement Loan Agreement dated August 4, 2021 with 2622325 Ontario Limited

*	Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: August 10, 2021	By:	/s/ Mike Ballardie
Chief Executive Officer